 Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 29, 2012 on the consolidated financial statements of uSell.com, Inc. as of December 31, 2011 and 2010, included herein on the registration statement of uSell.com, Inc. on Form S-1, and to the reference to our firm under the heading “Experts” in the prospectus.

Berman & Company, P.A.

Certified Public Accountants

Boca Raton, Florida

September 20, 2012